                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ACADIA PHARMACEUTICALS INC.


         ACADIA Pharmaceuticals Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  FIRST: The name of the Corporation is: ACADIA
Pharmaceuticals Inc.

                  SECOND: The Corporation's original Certificate of Incorporation was filed with the Secretary of State on January 16, 1997 under the name Receptor Technologies, Inc.

                  THIRD: The Amended and Restated Certificate of Incorporation of this Corporation, in the form attached hereto as Exhibit A, has been duly adopted by the Board of Directors and stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. At least 66 2/3% of each of the outstanding Series A, Series B, Series C and Series D Preferred Stock of the Company, each voting as a separate class, and at least 50% of the outstanding Common Stock and Series A, Series B, Series C and Series D Preferred Stock of the Company, voting as a separate class, approved this Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by the Corporation in accordance with said Section 228.

                  FOURTH: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

                  IN WITNESS WHEREOF, ACADIA Pharmaceuticals Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 28th day of April, 2000.



                                           ACADIA PHARMACEUTICALS INC.



                                           By: /s/ Leonard R. Borrmann
                                              ---------------------------------
                                                 Leonard R. Borrmann,
                                                 Chief Executive Officer


                                       1.

                                    EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ACADIA PHARMACEUTICALS INC.


                                       I.

         The name of this Corporation is ACADIA PHARMACEUTICALS INC.

                                      II.

         The address of its registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                      III.

         The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware

                                      IV.

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 14,218,712 shares of Common Stock, $0.0001 par value per share ("Common Stock") and (ii) 10,019,067 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

         A. COMMON STOCK

                  1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                  2. VOTING. Subject to Section C.3. of this Article IV, the holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of


                                       1.

authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or issuable upon the exercise or conversion of any securities exercisable for or convertible into Common Stock) by the affirmative vote of the holders of majority of the stock of the Corporation entitled to vote, irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of Delaware.

                  3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                  4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

         B. PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         C. SERIES PREFERRED STOCK.

         An aggregate of 2,372,548 shares of the authorized shares of Preferred Stock of the Corporation are hereby designated "Series A Preferred Stock;" an aggregate of 738,384 shares of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock"; an aggregate of 1,000,000 shares of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock;" an aggregate of 1,908,135 shares of the authorized shares of Preferred Stock are hereby designated "Series D Preferred Stock"; and an aggregate of 4,000,000 shares of Preferred Stock are hereby designated as the "Series E Preferred Stock." The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock are collectively referred to herein as the "Series Preferred Stock" with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

                  1. DIVIDENDS.

                           a. The Corporation shall not declare or pay any
distributions (as defined below) on shares of Common Stock until the holders of the Series Preferred Stock then outstanding shall have first received, or simultaneously receive, a distribution on each outstanding share of Series Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Preferred Stock would then (a) with respect to the Series A, Series B, Series


                                       2.

D Preferred Stock and Series E Preferred Stock, be reclassified had the payment of the Special Dividend (as defined in subsection c. below) been declared and paid and had the expiry of the Series Preferred Stock preferences occurred immediately prior to the declaration and payment of such distribution, and (b) with respect to Series C Preferred Stock be convertible into.

                           b. For purposes of this Section C.1., unless the
context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees, officers or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

                           c. The Corporation shall immediately prior to the
effectiveness of a public offering described in Section C.5.a. below, declare and pay on the Series Preferred Stock a "Special Dividend," payable as follows:

                                    (a) with respect to the Series A Preferred
Stock, payable in shares of Series A Preferred Stock, equal to X = [A * B] - A, where

                                             (1) A equals the aggregate number
of shares of Series A Preferred Stock outstanding immediately prior to the declaration of the Special Dividend;

                                             (2) B equals $2.55 divided by the
then current Series A Adjustment Factor (as defined below); and

                                             (3) X equals the number of shares
of Series A Preferred Stock to be issued in the dividend.

                                    (b) with respect to the Series B Preferred
Stock, payable in shares of Series B Preferred Stock, equal to X = [A * B] - A, where

                                             (1) A equals the aggregate number
of shares of Series B Preferred Stock outstanding immediately prior to the declaration of the Special Dividend;

                                             (2) B equals $4.00 divided by the
then current Series B Adjustment Factor (as defined below); and

                                             (3) X equals the number of shares
of Series B Preferred Stock to be issued in the dividend.

                           d. The Corporation shall immediately prior to the
effectiveness of a public offering described in Section C.5.c. below, declare and pay on the Series D Preferred


                                       3.

Stock a "Special Dividend," payable in shares of Series D Preferred Stock, equal to X = [A * B] - A, where

                                    (i) A equals the aggregate number of shares
of Series D Preferred Stock outstanding immediately prior to the declaration of the Special Dividend;

                                    (ii) B equals $6.75 divided by the then
current Series D Adjustment Factor (as defined below); and

                                    (iii) X equals the number of shares of
Series D Preferred Stock to be issued in the dividend.

                           e. The Corporation shall immediately prior to the
effectiveness of a public offering described in Section C.5.d. below, declare and pay on the Series E Preferred Stock a "Special Dividend," payable in shares of Series E Preferred Stock, equal to X = [A * B] - A, where

                                    (i) A equals the aggregate number of shares
of Series E Preferred Stock outstanding immediately prior to the declaration of the Special Dividend;

                                    (ii) B equals $7.50 divided by the then
current Series E Adjustment Factor (as defined below); and

                                    (iii) X equals the number of shares of
Series E Preferred Stock to be issued in the dividend.

                  The Special Dividend payable with respect to the Series A Preferred Stock is referred to herein as the Special Series A Dividend, the Special Dividend payable with respect to the Series B Preferred Stock is referred to herein as the Special Series B Dividend, the Special Dividend payable with respect to the Series D Preferred Stock is referred to herein as the Special Series D Dividend and the Special Dividend payable with respect to the Series E Preferred Stock is referred to herein as the Special Series E Dividend. Any fraction of a share of Series Preferred Shares shall be adjusted upward to the nearest full number of shares and no fraction of a share shall be payable in cash.

                  2. LIQUIDATION, DISSOLUTION OR WINDING UP; CERTAIN MERGERS, CONSOLIDATIONS AND ASSET SALES.


                           a. In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the corporation, the holders of shares of Series Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to the greater of (i) (A) with respect to the Series A Preferred Stock, $2.55 per share, with respect to the Series B Preferred Stock, $4.00 per share, with respect to the Series C Preferred Stock, $6.00 per share, with respect to the Series D Preferred Stock, $6.75 per share, and with respect to the Series E Preferred Stock, $7.50 per


                                       4.

share (in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon, plus
(B) a rate of return on the amount determined under the foregoing clause (A) equal to 10% per annum from the Original Issue Date (as defined below) corresponding to such Series Preferred Stock until the date of payment thereof to the holders of the Series Preferred Stock or (ii) such amount per share as would have been payable had the Special Dividend been declared and paid and had each such share been reclassified or converted, as the case may be, into Common Stock pursuant to Section C.5 immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series Preferred Stock the full amount to which they shall be entitled, then the holders of shares of Series Preferred Stock shall share ratably in any distribution of such remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares be paid in full.

                           b. Upon completion of the distribution provided for
in Subsection 2.a. above, all of the assets remaining in the Corporation, if any, shall be distributed pro rata among the holders of the Common Stock, based upon the number of shares of Common Stock held by such holder.

                           c. In the event of any merger or consolidation of the
Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all the assets of the Corporation, if the holders of at least a majority of either (i) the then outstanding shares of Series A, B, D and E Preferred Stock taken together as single class or (ii) the then outstanding shares of Series C Preferred Stock so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event, then such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation with respect to all of the Series Preferred Stock, and all consideration payable to the holders of shares of Series Preferred Stock (in the case of a merger or consolidation), or all consideration payable to the Corporation and allocable to the holders of shares of Series Preferred Stock, together with all other available assets of the Corporation which are allocable to the holders of shares of Series Preferred Stock (in the case of an asset sale), shall be distributed to the holders of shares of Series Preferred Stock in accordance with Subsection 2.a. above. The Corporation shall promptly provide to the holders of shares of Series Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Series Preferred Stock in order to assist them in determining whether to make such an election. If the holders of the Series Preferred Stock make such an election, the Corporation shall use its best efforts to amend the agreement or plan of merger or consolidation to adjust the rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property to give effect to such election. The amount deemed distributed to the holders of Series Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such


                                       5.

property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation. Upon the distribution of assets to the holders of Series Preferred Stock making the election under this Subsection 2.c., the shares of Series Preferred Stock held by such holders shall be deemed surrendered and shall be canceled. If no notice of the election permitted by this Subsection 2.c. is given, the provisions of Subsection 4.f. shall apply.

                  3. VOTING.

                           a. Each holder of outstanding shares of Series
Preferred Stock shall be entitled at any meeting of stockholders, or pursuant to an action by written consent in lieu of a meeting, to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Preferred Stock held by such holder would be reclassified had the issuance of the Special Dividend and the expiry of the preferences or the conversion, as the case may be, of the Series Preferred Stock pursuant to Section C.5. herein occurred immediately prior to the record date for such meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Subsections 3.b. through 3.e. below, holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall vote together with the holders of Common Stock as a single class.

                           b. Subject to Section C.5. herein, the Corporation
shall not amend, alter or repeal the preferences, special rights or other powers of any series of the Series Preferred Stock so as to affect adversely any series of Series Preferred Stock, without the written consent or affirmative vote of holders of at least two-thirds (2/3) of the then outstanding shares of (i) Series A, B, D and E Preferred Stock taken together as a single class and (ii) Series C Preferred Stock, given in writing or by vote at a meeting, each consenting or voting (as the case may be) separately as a class, including but not limited to any of the following:

                                    (i) authorizing any shares of capital stock
with preference or priority over any series of the Series Preferred Stock or, except with respect to shares authorized for and issued to Corporate Partners (defined below) as provided in Subsection 3.c. below, on a parity with, any series of the Series Preferred Stock as to voting or the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation;

                                    (ii) any sale, conveyance, or other
disposition of or encumbrance (other than pursuant to a credit arrangement in the ordinary course of business) of all or substantially all of the Corporation's property or business or merging into or consolidating with any other corporation (other than a wholly owned subsidiary corporation) or effecting any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or effecting any reorganization or recapitalization of the Corporation, in each case involving a transaction in which the value of the Corporation immediately prior to the effective date thereof (determined based on the aggregate cash consideration paid to the Corporation and its stockholders on such effective date in respect of such transaction) (the "Company Valuation") is less than $42.6 million;


                                       6.

                                    (iii) increasing the authorized number of
shares of any series of Series Preferred Stock or, except with respect to shares authorized for and issued to Corporate Partners as provided in Subsection 3.c. below, the total number of shares of Preferred Stock; or

                                    (iv) except with respect to shares
authorized for and issued to Corporate Partners as provided in Subsection 3.c. below or a change in the authorized number of shares of Common Stock necessary in connection with any adjustment pursuant to the antidilution protections or Special Dividend provisions hereof, increasing the authorized number of shares of Common Stock.

                           c. Subject to Section C.5. herein, the Corporation
shall not amend, alter or repeal the preferences, special rights or other powers of any series of the Series Preferred Stock so as to affect adversely any series of Series Preferred Stock, without the written consent or affirmative vote of holders of at least two-thirds (2/3) of the then outstanding shares of Series A, B, C, D and E Preferred Stock taken together as a single class, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, including but not limited to any of the following:

                                    (i) authorizing any shares of capital stock
on a parity with any series of the Series Preferred Stock as to voting or the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation, which shares are authorized for and issued to a Corporate Partner;

                                    (ii) any sale, conveyance, or other
disposition of or encumbrance (other than pursuant to a credit arrangement in the ordinary course of business) of all or substantially all of the Corporation's property or business or merging into or consolidating with any other corporation (other than a wholly owned subsidiary corporation) or effecting any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or effecting any reorganization or recapitalization of the Corporation, in each case at a Company Valuation of at least $42.6 million; or

                                    (iii) increasing the authorized number of
shares of Preferred Stock, which shares are authorized for and issued to a Corporate Partner; or

                                    (iv) increasing the authorized number of
shares of Common Stock, which shares are authorized for issuance upon conversion of shares issued to a Corporate Partner.

For purposes of this Section C.3, the term "Corporate Partner" shall mean a third party with whom the Corporation has entered into a strategic relationship pursuant to a written BONA FIDE collaboration agreement involving payments to the Company and diligence obligations by such third party.

                           d. The Corporation shall not, without the written
consent or affirmative vote of the holders of at least sixty-seven percent (67%) of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of nine (9).


                                       7.

                           e. The holders of the Series C Preferred Stock,
voting together as a separate class, shall be entitled to elect one (1) director of the Corporation. The holders of the Series E Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) director of the Corporation. The holders of the Series Preferred Stock together with the holders of Common Stock shall be entitled to elect up to seven (7) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of the Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the election of the director to be elected solely by the holders of the Series C Preferred Stock and the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of the Series E Preferred Stock then outstanding shall constitute a quorum of the Series E Preferred Stock for the election of the director to be elected solely by the holders of the Series E Preferred Stock. A vacancy in any directorship elected by the holders of the Series C Preferred Stock shall be filled only by vote or written consent of the holders of the Series C Preferred Stock, a vacancy in any directorship elected by the holders of the Series E Preferred Stock shall be filled only by vote or written consent of the holders of the Series E Preferred Stock and a vacancy in any directorship elected by the holders of the Series Preferred and the Common Stock shall be filled only by vote or written consent of such holders. A director elected by the holders of Series C Preferred Stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of Series C Preferred Stock, a director elected by the holders of Series E Preferred Stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of Series E Preferred Stock and a director elected by the holders of the Series Preferred and the Common Stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of the Series Preferred and the Common Stock taken together as a single class.

                  4. ADJUSTMENT FACTOR

                  The Corporation shall at all times calculate an adjustment factor (the "Adjustment Factor"). The Adjustment Factor with respect to the Series A Preferred Stock shall initially be $2.55 (the "Series A Adjustment Factor"); the Adjustment Factor with respect to the Series B Preferred Stock shall initially be $4.00 (the "Series B Adjustment Factor"); the Adjustment Factor with respect to the Series C Preferred Stock shall initially be $6.00 (the "Series C Adjustment Factor"); the Adjustment Factor with respect to the Series D Preferred Stock shall initially be $6.75 (the "Series D Adjustment Factor") and the Adjustment Factor with respect to the Series E Preferred Stock shall initially be $7.50 (the "Series E Adjustment Factor"). Such initial Adjustment Factor shall be subject to adjustment as provided below.

                           a. ADJUSTMENTS TO ADJUSTMENT FACTOR FOR DILUTING
ISSUES:

                                    (i) SPECIAL DEFINITIONS. For purposes of
this Section 4, the following definitions shall apply:

                                             (a) "OPTION" shall mean rights,
options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options or warrants described in subsection 4.a.(i)(d)(4) below.


                                       8.

                                             (b) "ORIGINAL ISSUE DATE" with
respect to each series of Series Preferred Stock shall mean the date on which such series of Series Preferred Stock was first issued.

                                             (c) "CONVERTIBLE SECURITIES" shall
mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                             (d) "ADDITIONAL SHARES OF COMMON
STOCK" shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.a(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                                    (1) upon conversion of any
Convertible Securities outstanding on the Original Issue Date, or upon exercise of any Option outstanding on the Original Issue Date (including Options issued on such Date);

                                                    (2) as a dividend or
distribution on Series Preferred Stock or in connection with the reclassification or conversion, as the case may be, of the Series Preferred Stock pursuant to Section C.5. herein;

                                                    (3) by reason of a dividend,
stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.b. or 4.c. below;

                                                    (4) to employees or
directors of, or consultants to, the Corporation pursuant to a plan or arrangement adopted by the Board of Directors of the Corporation;

                                                    (5) in connection with bona
fide strategic transactions involving the Company and other entities, including
(i) joint ventures, manufacturing, marketing or distribution arrangements, or
(ii) collaboration or technology transfer arrangements; provided that each such transaction and the issuance of shares pursuant thereto has been approved by the Company's Board of Directors and the arrangement involves due diligence obligations (if applicable);

                                                    (6) upon the exercise of
warrants to purchase Common Stock at an exercise price of $12.00 per share for an aggregate 237,257 shares, issued by the Company to certain of its stockholders on February 3, 1997; or

                                                    (7) upon the exercise of
warrants to purchase Common Stock at an exercise price of $15.00 per share for an aggregate 202,043 shares, issued by the Company to certain of its stockholders on March 31, 1998.

                                    (ii) NO ADJUSTMENT OF ADJUSTMENT FACTOR. No
adjustment in the Adjustment Factor shall be made under this Section 4.a unless
(a) the consideration per share (determined pursuant to Subsection 4.a(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Adjustment Factor with


                                       9.

respect to the applicable series of Series Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, and (b) prior to such issuance, the Corporation did not receive written consent from the holders of all the then outstanding shares of the applicable series of Series Preferred Stock otherwise subject to such adjustment that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                                    (iii) DEEMED ISSUANCE OF ADDITIONAL SHARES
OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4.a(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Adjustment Factor in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                             (a) No further adjustment in the
Adjustment Factor shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                             (b) If such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Adjustment Factor computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                             (c) Upon the expiration or
termination of any unexercised Option, the Adjustment Factor shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Adjustment Factor;

                                             (d) In the event of any change in
the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Adjustment Factor then in effect shall forthwith be readjusted to such Adjustment Factor as would have been obtained had the adjustment which was made upon the


                                       10.

issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                                             (e) No readjustment pursuant to
clause (b) or (d) above shall have the effect of increasing the Adjustment Factor to an amount which exceeds the lower of (i) the Adjustment Factor on the original adjustment date, or (ii) the Adjustment Factor that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

         In the event the Corporation, after the Original Issue Date, amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 4.a. shall apply.

                                    (iv) ADJUSTMENT OF ADJUSTMENT FACTOR UPON
ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.a(iii), but excluding shares issued as a stock split or combination as provided in Subsection 4.b or upon a dividend or distribution as provided in Subsection 4.c), without consideration or for a consideration per share less than the applicable Adjustment Factor in effect on the date of and immediately prior to such issue, then and in such event, such Adjustment Factor shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Adjustment Factor by a fraction,
(A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Adjustment Factor; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; PROVIDED THAT, (i) for the purpose of this subsection 4.a(iv), all shares of Common Stock issuable upon exercise or conversion of options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding options and Convertible Securities shall not give effect to any adjustments to the exercise price or conversion rate of such options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                                    (v) DETERMINATION OF CONSIDERATION. For
purposes of this Subsection 4.a, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                             (a) CASH AND PROPERTY: Such
consideration shall:

                                                    (1) insofar as it consists
of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;


                                       11.

                                                    (2) insofar as it consists
of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                                    (3) in the event Additional
Shares of Common Stock are issued together with other shares or securities or other assets of such Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(1) and (2) above, as determined in good faith by the Board of Directors.

                                             (b) OPTIONS AND CONVERTIBLE
SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.a.(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                                             (x) the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                             (y) the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (vi) MULTIPLE CLOSING DATES. In the event
the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then the Adjustment Factor shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

                           b. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If
the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Adjustment Factors then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Adjustment Factors then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                           c. ADJUSTMENT FOR CERTAIN DIVIDENDS AND
DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to


                                      12.

receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Adjustment Factors then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Adjustment Factors then in effect by a fraction:

                                    (i) the numerator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                                    (ii) the denominator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Adjustment Factor shall be recomputed accordingly as of the close of business on such record date and thereafter the Adjustment Factor shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                           d. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS.
In the event the Corporation at any time or from time to time after the Original Issue Date for the Series Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series Preferred Stock shall receive upon the issuance of the Special Dividend in addition to the number of shares of Series Preferred Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the issuance of the Special Dividend occurred and the preferences of the Series Preferred Stock expired or converted, as the case may be, pursuant to Section C.5. herein immediately before the record date of such event and had they thereafter, during the period from the date of such event to and including the date of issue of the Special Dividend, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series Preferred Stock.

                           e. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR
SUBSTITUTION. If the Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event upon the expiry of the preferences or conversion, as the case may be, of the Series Preferred Stock pursuant to Section C.5. herein each such share of Series Preferred Stock shall have the rights, privileges and obligations of the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series Preferred Stock have been transformed had the issue of the Special Dividend and the expiry of the preferences or conversion, as the case may be, of the Series Preferred Stock pursuant to Section C.5. herein


                                      13.

occurred immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                           f. ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In
case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Subsection 2.c.), each holder of shares of Series Preferred Stock will be entitled to receive in the merger, consolidation or sale the kind and amount of shares of stock or other securities to which such holder would be entitled if (x), with respect to the holders of Series A, Series B, Series D and Series E Preferred Stock, the Special Dividend had been declared and paid immediately before the effective date of such merger, consolidation or sale; and
(y) such holder was, on the effective date of such merger, consolidation or sale, the holder of that number of shares of Common Stock into which the holder's shares of Series Preferred Stock are convertible or the number of shares of Common Stock equal to the sum of the number of its Series Preferred Stock and the number of shares of Series Preferred Stock it would have received pursuant to the Special Dividend, as the case may be.

                           g. NO IMPAIRMENT. The Corporation will not, by
amendment of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series Preferred Stock against impairment.

                           h. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence
of each adjustment or readjustment of the Adjustment Factor pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Adjustment Factor then in effect, and (iii) the number of shares of Series Preferred Stock and the amount, if any, of other property which then would be received upon the declaration and payment of the Special Dividend.

                           i. NOTICE OF RECORD DATE. In the event:

                                    (i) that the Corporation declares a dividend
(or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                                    (ii) that the Corporation subdivides or
combines its outstanding shares of Common Stock;


                                      14.

                                    (iii) of any reclassification of the Common
Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                                    (iv) of the involuntary or voluntary
dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series Preferred Stock, and shall cause to be mailed to the holders of the Series Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (a) below or twenty days before the date specified in (b) below, a notice stating

                                             (a) the record date of such
dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                                             (b) the date on which such
reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                  5. EXPIRY OF PREFERENCES OF SERIES A, B, D AND E PREFERRED STOCK; CONVERSION OF SERIES C PREFERRED STOCK.

                           a. EXPIRY OF PREFERENCES OF SERIES A AND B PREFERRED
STOCK. Upon the closing of the sale of shares of Common Stock, at a price of at least $7.50 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), resulting in at least $7,500,000 of gross proceeds to the Corporation, (i) each and every preference or senior right of the Series A and B Preferred Stock relative to the Common Stock, including without limitation as set forth in Sections C.1, C.2, C.3 and
C.4 herein, shall expire and be of no further force or effect and (ii) the Corporation may reclassify all shares of Series A and Series B Preferred Stock having rights and privileges on a parity with the Common Stock as Common Stock whereupon the number of authorized shares of Preferred Stock shall be automatically reduced by a number of shares of Preferred Stock that had been designated as Series A and B Preferred Stock, and all provisions included under the caption "Series Preferred Stock", and all references to the Series Preferred Stock, shall be of no further force or effect with respect to the Series A and B Preferred Stock.

                                    (i) All holders of record of shares of
Series A and B Preferred Stock shall be given written notice of the effective date or the expiry of the preferences of the


                                      15.

Series A and B Preferred Stock, no less than 60 days in advance thereof. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A and B Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A and B Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). The notice shall include a calculation of the Special Dividend in detail sufficient to permit the holders of Series A and B Preferred Stock to verify the conformity of the amount of the dividend to the terms hereof. Within 30 days of receipt of such notice, the Board of Directors shall forward to each holder of Series A and B Preferred Stock a certificate for the number of shares of Series A and B Preferred Stock to which such holder is entitled pursuant to the Special Dividend. Upon receipt of such shares, each holder of shares of Series A and B Preferred Stock may surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter at the option of such holder, receive either (i) the certificate(s) for such shares duly endorsed to evidence the expiry of any preference rights, or (ii) certificates for a comparable number of shares of Common Stock. After the expiry of the preferences of Series A and B Preferred Stock the Corporation may demand, in connection with the reclassification of such shares pursuant to Section C.5.a. herein, that all holders of certificates for Series A and B Preferred Stock so expired surrender to the Corporation their certificate or certificates for Series A and B Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, a certificate or certificates for a comparable number of full shares of Common Stock.

                                    (ii) All certificates evidencing shares of
Series A and B Preferred Stock, from and after the expiry of the preferences of the Series A and B Preferred Stock, shall be deemed to represent shares of Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A and B Preferred Stock accordingly.

                           b. CONVERSION OF SERIES C PREFERRED STOCK. The
holders of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                                    (i) OPTIONAL CONVERSION. Each share of
Series C Preferred Stock shall be convertible at the option of the holder thereof, without payment of additional consideration at any time, at the office of the Corporation or any transfer agent for the Series C Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 by the Series C Adjustment Factor then in effect for such share; PROVIDED, HOWEVER, that the Adjustment Factor for the Series C Preferred Stock shall be subject to adjustment as set forth in subsection C.4.

                                    (ii) AUTOMATIC CONVERSION. Each share of
Series C Preferred Stock shall automatically be converted into the number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible pursuant to Section 5.b.(i): (1) in the event that the holders of not less than sixty-seven percent (67%) of the outstanding Series C Preferred Stock consent to such conversion, or (2) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Act, covering the offer and sale by the Corporation of Common Stock to the public at an aggregate


                                      16.

offering price of not less than $15,000,000 (prior to underwriters' discounts and expenses), and at a public offering price not less than $12.00 per share, subject to adjustment for stock splits, stock dividends, reorganizations and the like with respect to the Common Stock.

                                    (iii) MECHANICS OF CONVERSION. No fractional
shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional share, the Corporation shall pay cash equal to such fraction multiplied by the then current fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at such office that it elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 5.b.(ii)). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock a certificate or certificates, registered in such names as specified by the holder, for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and a check payable to the holder in the amount of any amounts payable for fractional shares and any declared and unpaid dividends on the converted Series C Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date (except that in the event of an automatic conversion pursuant to Section 5.b.(ii)(1), such conversion shall be deemed to have been made at the close of business on the date fixed in the vote approving such automatic conversion and in the event of automatic conversion pursuant to Section 5.b.(ii)(2), such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 5.b.(ii)(2). If the conversion is in connection with an underwritten offer of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Series C Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of such sale of securities. If such conversion is in connection with a merger, consolidation or sale of assets which would be treated as a liquidation, dissolution or winding up of the Corporation in accordance with and for purposes of Section C.2., the conversion may, at the option of the holder tendering Series C Preferred Stock for conversion, be conditioned upon the consummation of such transaction, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the consummation of such transaction.


                                      17.

                                    (iv) RESERVATION OF STOCK ISSUABLE UPON
CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock in addition to such other remedies as shall be available to the holder of such Series C Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                           c. EXPIRY OF PREFERENCES OF SERIES D PREFERRED STOCK.
Upon the closing of the sale of shares of Common Stock, at a price of at least $12.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Act, resulting in at least $15,000,000 of gross proceeds to the Corporation, (i) each and every preference or senior right of the Series D Preferred Stock relative to the Common Stock, including without limitation as set forth in Sections C.1, C.2, C.3 and C.4 herein, shall expire and be of no further force or effect and (ii) the Corporation may reclassify all shares of Series D Preferred Stock having rights and privileges on a parity with the Common Stock as Common Stock whereupon the number of authorized shares of Preferred Stock shall be automatically reduced by a number of shares of Preferred Stock that had been designated as Series D Preferred Stock, and all provisions included under the caption "Series Preferred Stock", and all references to the Series Preferred Stock, shall be of no further force or effect with respect to the Series D Preferred Stock.

                                    (i) All holders of record of shares of
Series D Preferred Stock shall be given written notice of the effective date or the expiry of the preferences of the Series D Preferred Stock, no less than 60 days in advance thereof. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series D Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series D Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). The notice shall include a calculation of the Special Dividend in detail sufficient to permit the holders of Series D Preferred Stock to verify the conformity of the amount of the dividend to the terms hereof. Within 30 days of receipt of such notice, the Board of Directors shall forward to each holder of Series D Preferred Stock a certificate for the number of shares of Series D Preferred Stock to which such holder is entitled pursuant to the Special Dividend. Upon receipt of such shares, each holder of shares of Series D Preferred Stock may surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter at the option of such holder, receive either (i) the certificate(s) for such shares duly endorsed to evidence the expiry of any preference rights, or (ii) certificates for a comparable number of shares of Common Stock. After the expiry of the preferences of Series D Preferred Stock the Corporation may demand, in connection with the reclassification of such shares pursuant to Section C.5.c. herein, that all holders of certificates for Series D Preferred Stock so expired surrender to the Corporation their certificate or certificates for Series D Preferred Stock,


                                      18.

the Corporation shall cause to be issued and delivered to such holder, a certificate or certificates for a comparable number of full shares of Common Stock.

                                    (ii) All certificates evidencing shares of
Series D Preferred Stock, from and after the expiry of the preferences of the Series D Preferred Stock, shall be deemed to represent shares of Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series D Preferred Stock accordingly.

                           d. EXPIRY OF PREFERENCES OF SERIES E PREFERRED STOCK.
Upon the closing of the sale of shares of Common Stock, at a price of at least $15.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Act, resulting in at least $20,000,000 of gross proceeds to the Corporation, (i) each and every preference or senior right of the Series E Preferred Stock relative to the Common Stock, including without limitation as set forth in Sections C.1, C.2, C.3 and C.4 herein, shall expire and be of no further force or effect and (ii) the Corporation may reclassify all shares of Series E Preferred Stock having rights and privileges on a parity with the Common Stock as Common Stock whereupon the number of authorized shares of Preferred Stock shall be automatically reduced by a number of shares of Preferred Stock that had been designated as Series E Preferred Stock, and all provisions included under the caption "Series Preferred Stock", and all references to the Series Preferred Stock, shall be of no further force or effect with respect to the Series E Preferred Stock.

                                    (i) All holders of record of shares of
Series E Preferred Stock shall be given written notice of the effective date or the expiry of the preferences of the Series E Preferred Stock, no less than 60 days in advance thereof. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series E Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series E Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). The notice shall include a calculation of the Special Dividend in detail sufficient to permit the holders of Series E Preferred Stock to verify the conformity of the amount of the dividend to the terms hereof. Within 30 days of receipt of such notice, the Board of Directors shall forward to each holder of Series E Preferred Stock a certificate for the number of shares of Series E Preferred Stock to which such holder is entitled pursuant to the Special Dividend. Upon receipt of such shares, each holder of shares of Series E Preferred Stock may surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter at the option of such holder, receive either (i) the certificate(s) for such shares duly endorsed to evidence the expiry of any preference rights, or (ii) certificates for a comparable number of shares of Common Stock. After the expiry of the preferences of Series E Preferred Stock the Corporation may demand, in connection with the reclassification of such shares pursuant to Section C.5.c. herein, that all holders of certificates for Series E Preferred Stock so expired surrender to the Corporation their certificate or certificates for Series E Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, a certificate or certificates for a comparable number of full shares of Common Stock.


                                     19.

                                    (ii) All certificates evidencing shares of
Series E Preferred Stock, from and after the expiry of the preferences of the Series E Preferred Stock, shall be deemed to represent shares of Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series E Preferred Stock accordingly.

                                       V.

         In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                           1. Election of directors need not be by written ballot.

                           2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

                                      VI.

         Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                      VII.

         A. ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to

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

believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section G below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

         B. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

         C. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections A and B of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

         D. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any


                                      21.

action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section D. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

         E. ADVANCE OF EXPENSES. Subject to the provisions of Section F below, in the event that the Corporation does not assume the defense pursuant to Section D of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees ) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         F. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section A, B, C or E of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section A, B or E the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section A or B, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at the time parties to the action, suit or proceeding in questions ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all


                                      22.

classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular counsel to the Corporation), or (d) a court of competent jurisdiction.

         G. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period, referred to above in Section F. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section F that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         H. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         I. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         J. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall


                                     23.

nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         K. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

         L. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

         M. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

         N. DEFINITIONS. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

         O. SUBSEQUENT LEGISLATION. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

                                     VIII.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                     24.